   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996

                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                            -----------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------
                          PREMIERE TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            GEORGIA                                           59-3074176
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)
3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 400, ATLANTA, GEORGIA 30326

                                 (404) 262-8400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          PREMIERE TECHNOLOGIES, INC.


                       DIRECTOR STOCK PURCHASE WARRANTS
  AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND INCENTIVE OPTION AGREEMENTS
     AMENDED AND RESTATED EMPLOYMENT AND INCENTIVE STOCK OPTION AGREEMENT
                                1995 STOCK PLAN

                            -----------------------
                                BOLAND T. JONES
                CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT
                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                         THE LENOX BUILDING, SUITE 400
                             ATLANTA, GEORGIA 30326
                                 (404) 262-8400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPIES TO:
                            JEFFREY A. ALLRED, ESQ.
                                 ALSTON & BIRD
                        1201 WEST PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
 TITLE OF SECURITIES    AMOUNT TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM             AMOUNT OF
  TO BE REGISTERED      REGISTERED(1)   OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01       5,787,240               $23.75                      $137,446,950                $41,651
par value
========================================================================================================================


(1) Pursuant to General Instruction E to Form S-8, consists of 5,787,240 additional shares of the Registrant's Common Stock that may be issued pursuant to certain Director Stock Purchase Warrants, Amended and Restated Executive Employment and Incentive Option Agreement and Amended and
    Restated Employment and Incentive Option Agreements and pursuant to the 1995 Stock Plan (collectively, the "Plans"), and any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Plans pursuant to Rule 416(a).
(2) Estimated solely for the purpose of calculating the registration fee relating to the registration of the 5,787,240 additional shares of the Registrant's Common Stock pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Registrant's Common Stock on December 4, 1996, as reported by the National Association of Securities Dealers automated quotation system.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the Registrant's Registration Statement on Form S-8
(No. 333-11281) filed with the Securities and Exchange Commission on September 3, 1996.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER
------

4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
      (No. 33-80547)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No.33-80547)).



4.3   Form of Director Stock Option Warrant.

4.4 Amended and Restated Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and Leonard A. DeNittis (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.5 Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and David Gregory Smith (incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.6 Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and Boland T. Jones (incorporated by reference to Exhibit 10.17 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.7   Premiere Technologies, Inc. 1995 Stock Plan (incorporated by reference to
      Exhibit 10.29 to the Registrant's Registration Statement on Form S-1 (No.33-80547)).

5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Alston & Bird (included as part of Exhibit 5.1).

24.1  Power of Attorney.

------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 10, 1996.

                              Premiere Technologies, Inc.


                              By:  /s/ Boland T. Jones
                                   ------------------------------
                                   Boland T. Jones
                                   Chairman of the Board and
                                   President

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to its registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                       Date
---------------------------    ------------------------------   ----------------


   /s/ Boland T. Jones         Chairman of the Board and        December 10, 1996
---------------------------      President (principal
       Boland T. Jones           executive officer)

   /s/ D. Gregory Smith        Executive Vice President         December 10, 1996
---------------------------      and Director
      D. Gregory Smith


   /s/ Patrick G. Jones        Senior Vice President of         December 10, 1996
---------------------------      Finance and Legal and
      Patrick G. Jones           Secretary (principal
                                 financial and
                                 accounting officer)


   /s/ George W. Baker, Sr.    Director                         December 10, 1996
---------------------------
   George W. Baker, Sr.


   /s/ Eduard J. Mayer         Director                         December 10, 1996
---------------------------
     Eduard J. Mayer



   /s/ Robert A. Jetmundsen    Director                         December 10, 1996
---------------------------
   Robert A. Jetmundsen



                                 EXHIBIT INDEX

EXHIBIT
NUMBER
------

4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No.33-80547)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.3    Form of Director Stock Purchase Warrant.

4.4 Amended and Restated Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and Leonard A. DeNittis (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.5 Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and David Gregory Smith (incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.6 Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 by and between the Registrant and Boland T. Jones (incorporated by reference to Exhibit 10.17 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

4.7    Premiere Technologies, Inc. 1995 Stock Plan (incorporated by reference to
       Exhibit 10.29 to the Registrant's Registration Statement on Form S-1 (No.33-80547)).

5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Alston & Bird (included as part of Exhibit 5.1).

24.1   Power of Attorney.

-------------------
(1) Previously filed with the Registrant's Registration Statement on Form S-8 (No. 333-11281) filed on September 3, 1996.